Exhibit 10.1

PROMISSORY NOTES EXCHANGE AGREEMENT
ASCENT SOLAR TECHNOLOGIES, INC.

The undersigned holder hereby agrees to exchange each of its existing and currently outstanding Promissory Notes (aggregate principal amount and accrued interest equal to $3,504,197.45 as of September 13, 2017) issued by Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) (the “Existing Notes”) in exchange for one newly issued Promissory Note of the Company (the “New Note”) having a principal amount of $3,504,197.45. The New Note shall have a maturity date of September 13, 2020, and shall have such other terms and conditions as are mutually agreed to by the holder and the Company.

Date: September 13, 2017

Holder:
Global Ichiban Ltd
By: LT Asia Management Ltd
By: /s/ Ashley Ong
Name: Ashley Ong
Title: Director, LT Asia Management Ltd

Ascent Solar Technologies, Inc.
By: /s/ Victor Lee
Name: Victor Lee
Title: President & CEO